UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)  September 29, 2008
Sparton Corporation

(Exact Name of Registrant as Specified in Its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1000	38-1054690

(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street, Jackson, Michigan	49202

(Address of Principal Executive Offices)	(Zip Code)
(517) 787-8600

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
On September 29, 2008 Sparton Corporation, an Ohio Corporation (the “Company”), received written notice from the New York Stock Exchange (the “NYSE”) that the Company does not currently comply with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual because the Company’s market capitalization was less than $75 million over a 30 trading-day period and, at the same time, its shareowners’ equity was less than $75 million (the “Notice”). In its Annual Report on Form 10-K as of June 30, 2008, the Company reported shareholders’ equity of $70.9 million.
Under applicable NYSE procedures, the Company has 45 days from the receipt of the Notice to submit a plan to the NYSE to demonstrate its ability to achieve compliance with the continued listing standards within 18 months. The Company intends to submit a plan to achieve compliance, which will likely include elements discussed in its September 16, 2008 press release describing its focus on returning to profitability and improving cash flow.
As required under NYSE rules, the Company issued a Press Release on October 3, 2008 announcing that it had received the Notice and that the Company intends to submit a plan to attain compliance with NYSE continued listing standards.
The foregoing description of the Press Release is qualified in its entirety by reference to the Press Release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS & EXHIBITS
(d) Exhibits.
Exhibit 99.1    Press Release dated October 3, 2008 issued by Sparton Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION
/s/ Richard L. Langley
Richard L. Langley
Chief Executive Officer October 3, 2008

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated October 3, 2008 issued by Sparton Corporation.